Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 109 to the Registration Statement of Deutsche DWS Income Trust (Form N-1A, No. 002-91577) of our reports dated November 23, 2020 on the financial statements and financial highlights of DWS High Income Fund, DWS Short Duration Fund and DWS GNMA Fund (three of the Funds constituting Deutsche DWS Income Trust), included in each Fund’s Annual Report for the fiscal year ended September 30, 2020, and our report dated December 23, 2020 on the financial statements and financial highlights of DWS Global High Income Fund (one of the Funds constituting Deutsche DWS Income Trust) included in the Fund’s Annual Report for the fiscal year ended October 31, 2020.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

January 26, 2021